Exhibit 4(f)

[FORM OF FACE OF ZERO COUPON SECURITY]

[THIS ZERO COUPON SECURITY IS A GLOBAL SECURITY WITHIN
THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO
AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A
NOMINEE THEREOF.  THIS ZERO COUPON SECURITY MAY NOT BE
TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR ZERO
COUPON SECURITIES REGISTERED IN THE NAME OF, ANY PERSON
OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO
SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED
CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  EVERY ZERO
COUPON SECURITY AUTHENTICATED AND DELIVERED UPON
REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN
LIEU OF, THIS ZERO COUPON SECURITY SHALL BE A GLOBAL
SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED
CIRCUMSTANCES.]


                                          CUSIP NO. ______

No.                                                  $

LINCOLN NATIONAL CORPORATION

Zero Coupon Security, Series


 Lincoln National Corporation, an Indiana corporation (the "Company"),
promises to pay to            or registered assigns the principal sum of $
dollars [or, insert applicable currency] on         .

 The principal amount of this Zero Coupon Security does not bear interest except as provided on the other side hereof.

 [Insert provisions on Additional Amounts, if applicable.]

 All of the provisions on the other side of this Zero Coupon Security are part hereof as if set forth in full here.

(Seal)                              LINCOLN NATIONAL CORPORATION

ATTEST:                             By:
                                        [Vice] President


       Secretary


Dated:                  Trustee's Certificate of Authentication


This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.


                          THE BANK OF NEW YORK,
                                AS TRUSTEE


                        By:
                            Authorized Signatory

               [FORM OF REVERSE OF ZERO COUPON SECURITY]



FOR THE PURPOSES OF SECTION 1272 OF THE UNITED STATES
INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE ISSUE PRICE
OF THIS ZERO COUPON SECURITY IS    % OF ITS PRINCIPAL AMOUNT
AND THE ISSUE DATE IS           .


                 LINCOLN NATIONAL CORPORATION



                 Zero Coupon Security, Series




1.       No Interest Payable.

 The principal amount of this Zero Coupon Security, Series     (the "Zero
Coupon Securities") does not bear interest and no interest is payable otherwise with respect to this Zero Coupon Security, except in the case of default in payment of principal upon acceleration
[, redemption] or maturity, and in such case the amount in default shall bear
interest at the rate of            __% per annum (to the extent enforceable
under applicable law) from the date of default in payment to the date such payment has been made or duly provided for.

 [Insert provisions on payment of Additional Amounts, if applicable.]

2.       Method of Payment.

 Holders of Zero Coupon Securities ("Holders") must surrender them to a Paying Agent to collect principal payments [and Additional Amounts]. The Company will pay principal [and Additional Amounts] in money of the United States that at the time of payment is legal tender for payment of public and private debts [or, insert applicable currency]. The Company may at its option, however, pay principal by its check payable in such money.

3.       Paying Agent and Registrar.

 Initially, The Bank of New York (the "Trustee"), [Address], will act as
Paying Agent and Registrar.  The Company may change any Paying Agent,
Registrar or co-Registrar without notice to Holders. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4.       Indenture.

 The Company issued the Zero Coupon Securities under an Indenture dated as of _______, ____ (the "Indenture") between the Company and the Trustee. The terms of the Zero Coupon Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of the Indenture. The Zero Coupon Securities are subject to all such terms, and Holders of Zero Coupon Securities are referred to the Indenture and said Act for a statement of them. The Zero Coupon Securities are general
unsecured obligations of the Company limited to $           aggregate
principal amount.

 The Indenture provides that one or more series of debt securities of the Company in addition to this series of Zero Coupon Securities (collectively the "Securities") may be issued thereunder in various aggregate principal amounts that may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption premiums (if any), may be subject to different sinking fund or analogous provisions (if any), may be subject to different Events of Default (as defined in the Indenture) and may otherwise vary as provided in the Indenture. The Indenture does not limit the amount of Securities that may be issued thereunder.

[5.  Optional Redemption.

 The Company may redeem all of the Zero Coupon Securities at any time or some of them from time to time [insert redemption dates, if applicable] at [insert redemption price or table] [, except that no redemption at the option
of the Company may be carried out prior to        , directly or indirectly from
the proceeds of, or in anticipation of, the issuance of indebtedness for borrowed money having an interest cost, computed in accordance with generally
accepted financial practice, of less than    % per annum.

 Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Zero Coupon Securities to be redeemed at his registered address. Zero Coupon Securities in denominations larger than the smallest authorized denomination may be redeemed in part.]

[6.  Defeasance.

 The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Zero Coupon Securities and (b) certain restrictive covenants and certain Events of Default upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Zero Coupon Security.]

7.       Denominations, Transfer and Exchange

 The Zero Coupon Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 [or, insert applicable denomination]. A Holder may register the transfer of or exchange Zero Coupon Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. [The Registrar need not register the transfer of or exchange any Zero Coupon Security selected for redemption or register the transfer of or exchange any Zero Coupon Security for a period of 15 days before a selection of Zero Coupon Securities to be redeemed.]

8.       Persons Deemed Owners.

 The registered Holder of a Zero Coupon Security may be treated as the owner of it for all purposes.

9.       Unclaimed Money.

 If money for the payment of principal remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment.

10.      Amendment, Supplement and Waiver.

 Subject to certain exceptions, the Indenture or the Zero Coupon Securities may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the outstanding Securities affected by such amendment or supplement voting as one class. Subject to certain exceptions, any past default may be waived by a majority in principal amount of the outstanding Securities or compliance with any provision may be waived in a particular instance with the consent of the holders of a majority in principal amount of the outstanding Securities of any series affected on behalf of the holders of the Securities of that series. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Zero Coupon Securities to, among other things, cure any ambiguity, defect or inconsistency.

11.      Successor Corporation.

 When a successor corporation assumes all of the obligations of its predecessor under the Zero Coupon Securities and the Indenture, the predecessor corporation will be released from those obligations.

12.      Defaults and Remedies.

 An Event of Default is: (a) default for 30 days in payment of any Additional Amounts, if any, on the Zero Coupon Securities; (b) default in payment of principal or premium, if any, on the Zero Coupon Securities when due either at maturity, upon redemption, by declaration or otherwise (except a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than 3 Business Days beyond the date on which such payment is due); (c) default in payment of any sinking fund installment when due and payable (except a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than 3 Business Days beyond the date on which such payment is due); (d) default by the Company in the performance or breach of any other covenant or warranty contained in the Zero Coupon Securities or in the Indenture for the benefit of such Zero Coupon Securities for a period of 60 days after the notice thereof; or (e) certain events in bankruptcy or insolvency of the Company [or (f) insert any other events specified in the Supplemental Indenture or Board Resolutions under which the Zero Coupon Securities are issued, if applicable].

 If an Event of Default described in clause (a), (b), (c) or, in the event of default with respect to less than all outstanding Securities, (d) above shall have occurred and be continuing with respect to the Zero Coupon Securities, either the Trustee or the holders of 25 percent in principal amount of the
Zero Coupon Securities then outstanding may declare (i) that portion of the principal equal to the initial public offering price of the Zero Coupon Securities plus accrued amortization of the original issue discount calculated using the "interest" method (computed in accordance with generally accepted
accounting principles in effect on the date of the Indenture) from      ,
to the date of acceleration, and (ii) any accrued interest from the date of default to the date of acceleration, and upon such declaration such amount shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. If an Event of Default described in clause (d) (in the event of a default with respect to all outstanding Securities) or (e) above shall have occurred and be continuing, either the Trustee or the holders of 25 percent in principal amount of all Securities then outstanding (voting as one class) may declare the principal (or, in the case of the Zero Coupon Securities the amount specified above) of all Securities then outstanding and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults(except for defaults in the payment of principal of, or premium, interest or Additional Amounts, if any, on such Securities) may be waived by the holders of a majority in principal amount of the Securities of such series (or of all series, as the case may be) then outstanding. Holders may not enforce the Indenture or the Zero Coupon Securities except as provided in the Indenture or the Zero Coupon Securities. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power with respect to the Securities.

The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or Additional Amounts, if any, or any sinking fund or purchase fund installment) if it
determines that withholding notice is in their interests.   The Company
is required to file periodic reports with the Trustee as to the absence of default.

13.      Authentication.

 This Zero Coupon Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Zero Coupon Security.